Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IEC Electronics Corp.
105 Norton Street
P.O. Box 271
Newark, New York 14513

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated November 19, 2010, relating to the consolidated financial statements of IEC Electronics Corp., appearing in IEC Electronic Corp.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
June 13, 2011